UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 21, 2018

MALIBU BOATS, INC.

(Exact Name of Registrant as specified in its charter)

Commission file number: 001-36290

Delaware	5075 Kimberly Way Loudon, Tennessee 37774	46-4024640
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices, including zip code)	(I.R.S. Employer Identification No.)

(865) 458-5478
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company    ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☑

Item 1.01. Entry Into a Material Definitive Agreement.

Agreement to Acquire the Pursuit division of S2 Yachts, Inc.

On August 21, 2018, Malibu Boats, LLC, a Delaware limited liability company (“Malibu”) and a wholly-owned indirect subsidiary of Malibu Boats, Inc., a Delaware corporation (the “Company”), and PB Holdco, LLC, a Delaware limited liability company (the “Purchaser”) and a wholly-owned direct subsidiary of Malibu, entered into an agreement to acquire the Pursuit division (“Pursuit”) of S2 Yachts, Inc., a Michigan corporation (“S2”) from S2 and Gen 123 Properties, LLC, a Michigan limited liability company (“Gen123” and together with S2, the “Sellers”) and an affiliate of S2, pursuant to an asset purchase agreement, dated as of August 21, 2018 (the “Asset Purchase Agreement”), by and among the Purchaser, Malibu, the Sellers and the principals of S2 named therein (the “Acquisition”) for an aggregate purchase price of $100 million. A portion of the purchase price will be deposited into an escrow account to secure certain post-closing obligations of the Sellers. The Purchaser will pay the purchase price for the Acquisition in cash with borrowings under its Second Amended and Restated Credit Agreement following an amendment to increase the amount available under the revolving credit facility, as described below.

The Asset Purchase Agreement contains customary representations and warranties regarding Pursuit and the Sellers, customary covenants, including a covenant regarding the conduct of Pursuit’s business between signing and closing of the Acquisition and post-closing restrictive covenants from the Sellers and certain other parties in favor of the Purchaser, indemnification provisions and other provisions customary for transactions of this nature. The closing of the Acquisition will occur no earlier than October 1, 2018, but otherwise on the third business day following the satisfaction or waiver of all closing conditions set forth in the Asset Purchase Agreement (other than closing conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver thereof at the closing) or as the Purchaser and the Seller may otherwise mutually agree in writing.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. Certain schedules and annexures to the Asset Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or annexure upon request.

The Asset Purchase Agreement has been provided solely to inform investors of its terms. The representations, warranties and covenants contained in the Asset Purchase Agreement were made only for the purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Asset Purchase Agreement and may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Asset Purchase Agreement and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. The Company’s shareholders and other investors are not third-party beneficiaries under the Asset Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Pursuit or the Sellers.

First Incremental Facility Amendment and First Amendment to Second Amended and Restated Credit Agreement

On August 21, 2018, Malibu, as the borrower (the “Borrower”), entered into the First Incremental Facility Amendment and First Amendment (the “Amendment”) to its existing Second Amended and Restated Credit Agreement dated as of June 28, 2017 (as amended, the “Credit Agreement”), by and among the Borrower, Malibu Boats Holdings, LLC, parent of the Borrower and a wholly-owned subsidiary of the Company (the “LLC”), and certain subsidiaries of the Borrower parties thereto, as guarantors, the lenders parties thereto, and SunTrust Bank, as administrative agent, swingline lender and issuing bank. The Amendment increases the amount available under the revolving credit facility by $50.0 million (the “Incremental Revolving Commitment”) from $35.0 million to $85.0 million. Revolving loans made pursuant to the Amendment will have terms and conditions identical to revolving loans under the Credit Agreement except a ticking fee will accrue on the Incremental Revolving Commitment. The Borrower will be required to pay a ticking fee, which will accrue at a rate of 0.30% per annum on the aggregate amount of the Incremental Revolving Commitment. The availability of the Incremental Revolving Commitment is subject to the satisfaction of certain conditions set forth in the Amendment, including the closing of the Acquisition.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

The Company issued a press release on August 22, 2018, announcing execution of the Asset Purchase Agreement. The Company also prepared an investor presentation regarding the Acquisition, dated August 22, 2018. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and a copy of the investor presentation is attached to this Current Report on Form 8-K as Exhibit 99.2.

The information in this Item 7.01 and in Exhibits 99.1 and 99.2 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act.

Forward Looking Statements

This Current Report on Form 8-K includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements can be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “continue” and similar expressions, comparable terminology or the negative thereof, and includes the statements in this Form 8-K concerning the timing of the closing of the Acquisition and the anticipated borrowings under the Credit Agreement to fund the Acquisition.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: the satisfaction of the closing conditions set forth in the Asset Purchase Agreement, the ability to meet the conditions under the Credit Agreement to borrow the anticipated amount, and other factors affecting the Company detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Many of these risks and uncertainties are outside the Company’s control, and there may be other risks and uncertainties which the Company does not currently anticipate because they relate to events and depend on circumstances that may or may not occur in the future. Although the Company believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions at the time made, the Company can give no assurance that the Company’s expectations will be achieved. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation (and the Company expressly disclaims any obligation) to update or supplement any forward-looking statements that may become untrue because of subsequent events, whether because of new information, future events, changes in assumptions or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being furnished as part of this report:

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated August 21, 2018 among Malibu Boats, LLC, PB Holdco, LLC, S2 Yachts, Inc., Gen 123 Properties, LLC and the other parties named therein

10.1	First Incremental Facility Amendment and First Amendment dated August 21, 2018 to the Second Amended and Restated Credit Agreement, by and among Malibu Boats, LLC, Malibu Boats Holdings, LLC, the other guarantors party thereto, the lenders party thereto, and SunTrust Bank, as administrative agent, as issuing bank and as swingline lender

99.1	Press Release dated August 22, 2018

99.2	Investor presentation on acquisition of the Pursuit division of S2 Yachts, Inc. dated August 22, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Malibu Boats, Inc.

Date: August 22, 2018	By:	/s/ Jack Springer
Jack Springer
Chief Executive Officer